Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP.  REPORTS FOURTH QUARTER AND
FISCAL YEAR RESULTS

Melville, New York, April 28, 2010…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $50,383,000 for the fourth quarter ended February 28, 2010 compared to net sales of $35,497,000 for the fourth quarter ended March 1, 2009.  Park’s net sales for the fiscal year ended February 28, 2010 were $175,686,000 compared to net sales of $200,062,000 for the fiscal year ended March 1, 2009.

Park reported net earnings before special items of $8,206,000 for the fourth quarter ended February 28, 2010 compared to net earnings from continuing operations before special items of $2,861,000 for the fourth quarter of last year.  In the fourth quarter ended February 28, 2010, the Company recorded a net income tax benefit of $2,155,000 related to certain one-time items.  In the fourth quarter ended March 1, 2009, the Company recorded one-time pre-tax charges of $5,687,000 related to restructurings and asset impairments and recognized tax benefits of $1,235,000 related to those charges and a tax benefit of $4,677,000 related to the adjustment of certain valuation allowances. Additionally, during the fourth quarter ended March 1, 2009, the Company recorded a discontinued operations benefit of $16,486,000 related to the elimination of a liability from discontinued operations of its Dielektra GmbH subsidiary located in Germany.

Accordingly, net earnings were $10,361,000 for the fourth quarter ended February 28, 2010 compared to net earnings from continuing operations of $3,086,000 and net earnings of $19,572,000 for last year’s fourth quarter.

For the year ended February 28, 2010, Park reported net earnings before special items of $23,204,000 compared to net earnings from continuing operations before special items of $18,859,000 for the prior fiscal year.  In the year ended February 28, 2010, the Company recorded the net income tax benefit of $2,155,000 mentioned above.  During the 2009 fiscal year, the Company recorded a one-time pre-tax charge of $570,000 related to restructurings at certain of the Company’s North American and European business units and the one-time pre-tax charges of $5,687,000 related to the restructurings and asset impairments mentioned above and recognized the related tax benefits of $1,235,000 mentioned above and the tax benefit of $4,677,000 related to the adjustment of valuation allowances mentioned above. Additionally, during the 2009 fiscal year, the Company recorded the discontinued operations benefit of $16,486,000 mentioned above.

Accordingly, net earnings were $25,359,000 for the year ended February 28, 2010 compared to net earnings from continuing operations of $18,514,000 and net earnings of $35,000,000 for the year ended March 1, 2009.

Park reported diluted earnings per share before special items of $0.40 for the fourth quarter ended February 28, 2010 compared to diluted earnings per share from continuing operations before special items of $0.14 for last year’s fourth quarter.  Diluted earnings per share were $0.50 for the quarter ended February 28, 2010 compared to diluted earnings per share from continuing operations of $0.15 and diluted earnings per share of $0.96 for last year’s fourth quarter.

For the fiscal year ended February 28, 2010, Park reported diluted earnings per share before special items of $1.13 compared to diluted earnings per share from continuing operations before special items of $0.92 for the prior fiscal year.  Diluted earnings per share were $1.23 for the year ended February 28, 2010 compared to diluted earnings per share from continuing operations of $0.90 and diluted earnings per share of $1.71 for the prior fiscal year.

The gross profits as percentages of sales were 35.1% and 29.4%, respectively, for the fourth quarter and year ended February 28, 2010 compared to 22.9% and 21.7%, respectively, for last year’s fourth quarter and year ended March 1, 2009.  Interest income for the fourth quarter ended February 28, 2010 was $57,000 compared to interest income of $1,633,000 for last year’s fourth quarter.  Interest income for the year ended February 28, 2010 was $1,062,000 compared to $6,648,000 for the prior fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today.  Forward-looking and other material information may be discussed in this conference call.  The conference call dial-in number is (877) 685-2329 in the United States and Canada and (706) 634-2174 in other countries and the required passcode is 71470955.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT on Wednesday, April 28, 2010 through 11:59 p.m. EDT on Monday, May 3, 2010.  The conference call replay can be accessed by dialing (800) 642-1687 in the United States and Canada and (706) 645-9291 in other countries and entering passcode 71470955 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles (“GAAP”) financial measures, which include special items, such as tax benefits, restructuring charges, asset impairments and adjustments of valuation allowances. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies principally for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. Park also specializes in the design and manufacture of complex composite aircraft and space vehicle parts. The Company’s manufacturing facilities are located in Singapore, China, France, Connecticut, Kansas, Arizona, California and Washington.

Additional corporate information is available on the Company’s website at www.parkelectro.com.

The performance table (in thousands, except per share amounts–unaudited):

	13 Weeks Ended 2/28/10	13 Weeks Ended 3/01/09	52 Weeks Ended 2/28/10	52 Weeks Ended 3/01/09
Basic Earnings Per Share:
Earnings from Continuing Operations	$0.50	$0.15	$1.24	$0.90
Discontinued Operations	-	0.81	-	0.81
	$0.50	$0.96	$1.24	$1.71

Earnings from Continuing Operations before Special Items:	$0.40	$0.14	$1.13	$0.92

Weighted Average Shares Outstanding	20,541	20,471	20,522	20,441

Diluted Earnings Per Share:
Earnings from Continuing Operations	$0.50	$0.15	$1.23	$0.90
Discontinued Operations	-	0.81	-	0.81
	$0.50	$0.96	$1.23	$1.71

Earnings from Continuing Operations before Special Items	$0.40	$0.14	$1.13	$0.92

Weighted Average Shares Outstanding	20,579	20,483	20,547	20,486

The comparative balance sheets (in thousands):

	2/28/10	3/01/09
Assets
Current Assets
Cash and Marketable Securities	$237,840	$225,294
Accounts Receivable, Net	31,698	22,433
Inventories	11,973	10,677
Other Current Assets	1,167	5,527

Total Current Assets	282,678	263,931

Fixed Assets, Net	44,905	48,777
Other Assets	15,521	14,871

Total Assets	$343,104	$327,579

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$10,201	$8,480
Accrued Liabilities	7,301	11,425
Income Taxes Payable	4,140	4,381

Total Current Liabilities	21,642	24,286

Deferred Income Taxes	1,398	3,927
Other Liabilities	3,966	3,657

Total Liabilities	27,006	31,870

Stockholders’ Equity	316,098	295,709

Total Liabilities and Stockholders' Equity	$343,104	$327,579

Equity Per Share	$15.40	$14.45

Detailed operating information (in thousands – unaudited):

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	2/28/10	3/1/09	2/28/10	3/1/09

Net Sales	$50,383	$35,497	$175,686	$200,062
Cost of Sales	32,698	27,385	124,084	156,638
%	64.9%	77.1%	70.6%	78.3%
Gross Profit	17,685	8,112	51,602	43,424
%	35.1%	22.9%	29.4%	21.7%
Selling, General and Administrative Expenses	7,232	6,091	24,480	24,806
%	14.4%	17.2%	14.0%	12.4%
Earnings from Operations	10,453	2,021	27,122	18,618
%	20.7%	5.7%	15.4%	9.3%
Interest Income	57	1,633	1,062	6,648
%	0.2%	4.6%	0.6%	3.3%
Earnings Before Income Taxes	10,510	3,654	28,184	25,266
%	20.9%	10.3%	16.0%	12.6%
Income Tax Provision	2,304	793	4,980	6,407
Effective Tax Rate	21.9%	21.7%	17.7%	25.4%
Net Earnings before Special Items	8,206	2,861	23,204	18,859
%	16.3%	8.1%	13.2%	9.4%

Special Items:

Restructuring Charges	-	1,720	-	2,290
Impairment Charge	-	3,967	-	3,967
Pre-Tax Special Items	-	5,687	-	6,257

Income Tax Provision (Benefit)	(2,155)	(1,235)	(2,155)	(1,235)
Valuation Allowance Adjustment	-	(4,677)	-	(4,677)
After-Tax Special Items	(2,155)	(225)	(2,155)	345

After Special Items:

Earnings (loss) from Continuing Operations before Income Taxes	10,510	(2,033)	28,184	19,009
Income Tax Provision (Benefit)	149	(5,119)	2,825	495
Net Earnings from Continuing Operations	10,361	3,086	25,359	18,514
Discontinued Operations Benefit	-	16,486	-	16,486
Net Earnings	$10,361	$19,572	$25,359	$35,000
%	20.6%	55.1%	14.4%	17.5%

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